Exhibit 3.2

CORPORATE BYLAWS

RPM DENTAL INC.
A DELAWARE CORPORATION

CORPORATE BYLAWS
RPM DENTAL INC.
A DELAWARE CORPORATION

ARTICLE I - SHAREHOLDERS' MEETINGS

Section 1. Annual meeting. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before it shall be held at the time and place designated by the Board of Directors of the Corporation. The annual meeting of shareholders for any year shall be held no later than thirteen (13) months after the last preceding annual meeting of shareholders. The Secretary shall give personally, by mail, or electronic mail. not less than ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder entitled to vote at such meeting, written notice stating the place. date, and hour of the meeting. If mailed, the notice shall he addressed to the shareholder at his or her address as it appears on the record of shareholders of the Corporation unless he or she shall have filed with the Secretary of the Corporation a written request that notices be mailed to a different address, in which case it shall be mailed to the address designated in the request. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Any notice of meetings may be waived by a shareholder by submitting a signed waiver either before or after the meeting, or by attendance at the meeting.

Section 2. Special meeting. Special meetings of shareholders, other than those regulated by statute, may be called at any time by the Board of Directors or the Chief Executive Officer, and must be called by the Chief Executive Officer upon written request of the holders of not less than ten percent (10%) of the outstanding shares entitled to vote at such special meeting. Written notice of such meetings stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date set for the meeting. The notice shall be given to each shareholder of record in the same manner as notice of the annual meeting. Notice of special meeting may be waived by submitting a signed waiver or by attendance at the meeting.

Section 3. Quorum. The presence, in person or by proxy, of the holders of one-third (33.33%) of the outstanding shares entitled to vote thereat shall be necessary to constitute a quorum for the transaction of business at all meetings of shareholders. If however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting to a future date at which a quorum shall be present or represented. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called. When a specified item of business is required to be voted on by a class or series, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum. shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 4. Record date. The directors may fix in advance a date not less than ten (10) nor more than sixty (60) days, prior to the date of any meeting of the shareholders or prior to the last day on which the consent or dissent of or action by the shareholders may be effectively expressed for any purpose without a meeting, as the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 5. Voting. A shareholder entitled to vote at a meeting may vote at such meeting in person or by proxy. Except as otherwise provided by Delaware General Corporation Law or the Certificate of Incorporation, every shareholder shall be entitled to one (1) vote for each share standing in his or her name on the record of shareholders. Except as herein or in the Certificate of Incorporation otherwise provided, all corporate action shall be determined by vote of a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Treasury shares shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

At each election for directors, every shareholder entitled to vote at such election shall have the right to vote. in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

Shares standing in the name of another Corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder; or, in the absence of any applicable bylaw, by such person as the Board of Directors of the corporate shareholder may designate. Proof of such designation may he made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall he presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledge or his nominee shall be entitled to vote the shares so transferred.

On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefore, such shares shall not be entitled to vote on any matter and shall not he deemed to be outstanding shares.

Section 6. Proxies. Every proxy must he dated and signed by the shareholder or by his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise provided therein. Every proxy shall be revocable at the pleasure of the shareholder executing it, except where an irrevocable proxy is permitted by statute.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

If a proxy for the same shares confers authority upon two (2) or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one (1) is present then that person present, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

Section 7. Action without a meeting. Pursuant to §228 of the Delaware General Corporation Law, any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the shareholders entitled to vote on such matter having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The writing or writings shall be filed with or entered upon the records of the Corporation. Notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and. if the action be a merger, consolidated or sale or exchange of assets for which dissenters rights are provided under this act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of this act regarding, the rights of dissenting shareholders.

Section 8. Notice olAdjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting. a notice of the adjourned meting, shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

Section 9. Voting Record, Pursuant to §219 and 220 of the Delaware General Corporation Law, the officers or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. The list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation or at the office of the transfer agent or register of the Corporation and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

If the requirements of this section have not been substantially complied with, the meeting on demand of any shareholder in person or by proxy shall he adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 10. Voting Trusts. Any number of shareholders of this Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares. The voting trust agreement must be a written agreement and must be file with the registered office of the Corporation in Delaware. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the Corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation. and such counterpart and such copy of such record shall be subject to examination by any holder or record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

Section 11. Shareholders' Agreements. Two (2) or more shareholders of this Corporation may enter an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the Corporation as provided by law. Nothing therein shall impair the right of this Corporation to treat the shareholders of record as entitled to vote the shares standing in their names.

ARTICLE II - DIRECTORS

Section 1. Number and qualifications. The entire Board of Directors shall consist of two (2) natural persons, all of whom shall be of the age and capacity to make binding contractual agreements under Delaware law. The directors need not be shareholders of the Corporation or residents of the State of Delaware. The number of directors may be changed by an amendment to the Bylaws, adopted by the shareholders.

Section 2. Manner of election. The directors shall be elected at the annual meeting of shareholders by a plurality vote except as otherwise prescribed by statute.

Section 3. Election and Term of office. Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he or she is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 4. Duties and powers. The Board of Directors shall have control and management of the affairs and business of the Corporation. The directors shall in all cases act as a Board, regularly convened, and. in the transaction of business the act of a majority present at a meeting except as otherwise provided by law or the Certificate of Incorporation shall be the act of the Board, provided a quorum is present. The directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, not inconsistent with law or these Bylaws.

Section 5. Meetings. The Board of Directors shall meet for the election or appointment of officers and for the transaction of any other business as soon as practicable after the adjournment of the annual meeting of the shareholders, and other regular meetings of the Board shall be held at such times as the Board may from time to time determine.

Special meetings of the Board of Directors may be called by the Chairman of the Board, Chief Executive Officer, or upon the written request of any two (2) directors.

Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 6. Notice of meetings. No notice need be given of any regular meeting of the Board. Notice of special meetings shall be served upon each director either in person, electronic mail or by U.S. mail addressed to him at his last-known post office address, at least two (2) days prior to the date of such meeting, specifying the time and place of the meeting and the business to be transacted thereat. At any meeting at which all of the directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

Notice of a meting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting. or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 7. Place of meeting. The Board of Directors may hold its meeting either within or outside the State of Delaware, at such place as may be designated in the notice of any such fleeting.

Section 8. Quorum. At any meeting of the Board of Directors, the presence of a majority of the Board shall be necessary to constitute a quorum for the transaction of business. However, should a quorum not be present, a lesser number may adjourn the meeting to some further time.

Section 9. Voting. At all meetings of the Board of Directors, each director shall have one vote irrespective of the number of shares that he may hold.

Section 10. Action without a meeting. Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting in a writing or writings signed by all of the directors, which writing or writings shall he filed with or entered upon the records of the Corporation.

Section 11. Compensation. The Board of Directors shall have the authority to fix the compensation of directors.

Section 12. Vacancies. Any vacancy occurring in the Board of Directors by death, resignation, or otherwise shall be filled promptly by a majority vote of the remaining directors at a special meeting which shall be called for that purpose within thirty (30) days after the occurrence of the vacancy. The director thus chosen shall hold office for the unexpired term of his or her predecessor and the election and qualification of his or her successor.

Section 13. Removal of directors. Any director may be removed either with or without cause, at any time, by a vote of the shareholders holding a majority of the shares thenissued and outstanding and who were entitled to vote for the election of the director sought to he removed, at any special meeting called for that purpose, or at the annual meeting. Except as otherwise prescribed by statute, a director may be removed tbr cause by vote of a majority of the entire Board.

Section 14. Resignation. Any director may resign at any time, such resignation to be made in writing, and to take effect immediately without acceptance.

Section 15. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith. in a manner he reasonably believes to be in the best interests of the corporation. and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A director who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the corporation.

Section 16. Director Conflicts of Interest. No contract or other transaction between this Corporation and one (1) or more of its directors, or any other corporation, firm, association or entity in which one (1) or more of the directors of this Corporation are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or
b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by' vote or written consent; or
c)            The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the board, a committee or shareholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes approves or ratifies such contract or transaction.

Section 17. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one (1) or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

a)            approve or recommend to shareholders actions or proposals required by law to be approved by shareholders,
b)   designate candidates for the office of director, for purposes of proxy solicitation or otherwise,
c)   fill vacancies on the Board of Directors or any committee thereof,
d)   amend the Bylaws
e)   authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or
f)   authorize or approve the issuance or sale of, or any contract to issue or sell shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefore, and. in the case of a series, the designation thereof. may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold. including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.

The Board of Directors, by resolution adopted in accordance with this section, may designate one (1) or more directors as alternate members of any such committee, who may act in the place and stead of any member or members at any meeting of such committee.

ARTICLE III - OFFICERS

Section 1. Officers and qualifications. The officers of the Corporation shall be a Chief Executive Officer, a Secretary, a Treasurer, and such other officers as the Board of Directors may determine. The failure to elect a Chief Executive Officer, Secretary or Treasurer shall not affect the existence of this corporation.

Section 2. Election. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of shareholders.

Section 3. Term of office. All officers shall hold office until their successors have been duly elected and have qualified. or until removed as hereinafter provided.

Section 4. Removal of officers. Any officer may be removed either with or without cause by the vote of a majority of the Board of Directors.

Section 5. Duties of officers. The duties and powers of the officers of the Corporation shall be as follows and as shall hereafter be set by resolution of the Board of Directors:

Chief Executive Officer

a)   The Chief Executive Officer shall preside at all meetings of the Board of Directors and at all meetings of the shareholders.

b)   The Chief Executive Officer shall present at each annual meeting of the shareholders and directors to report of the condition of the business of the Corporation.

c)   The Chief Executive Officer shall cause to be called regular and special meetings of the shareholders and directors in accordance with the requirements of Delaware General Corporation Law and of these Bylaws.

d)   The Chief Executive Officer shall appoint, discharge, and fix the compensation of all employees and agents of the Corporation other than the duly elected officers, subject to the approval of the Board of Directors.

e)   The Chief Executive Officer shall sign all certificates representing shares.

f)   The Chief Executive Officer shall enforce these Bylaws and pet-limit all the duties incident to such office and which are required by law, and, generally, shall supervise and control the business and affairs of the Corporation.

Secretary

a)            The Secretary shall keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books.

b)            The Secretary shall attend to the giving of notice of special meetings of the Board of Directors and of all the meetings of the shareholders of the Corporation.

c)   The Secretary shall be custodian of the records and seal of the Corporation and shall affix the seal to the certificates representing shares and other corporate papers when required.

d)   The Secretary shall keep at the principal office of the Corporation a book or record containing the names, alphabetically arranged, of all persons who are shareholders of the Corporation, showing their places of residence, the number and class of shares held by them respectively, and the dates when they respectively became the owners of record thereof. The Secretary shall keep such hook or record and the minutes of the proceedings of its shareholders open daily during the usual business hours, for inspection, within the limits prescribed by law, by any person duly authorized to inspect such records. At the request of the person entitled to an inspection thereof. the Secretary shall prepare and make available a current list of the officers and directors of the Corporation.

e)   The Secretary shall attend to all correspondence and present to the Board of Directors at its meetings all official communications received by the Secretary.

f)   The Secretary shall perform all the duties incident to the office of Secretary of the Corporation and perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

Treasurer

a)   The Treasurer shall have the care and custody of and he responsible for all the funds and securities of the Corporation, and shall deposit such funds and securities in the name of the Corporation in such banks or safe deposit companies as the Board of Directors may designate.

b) The Treasurer shall keep at the principal office of the Corporation accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any director upon application at the office of the Corporation during business hours.

c) The Treasurer shall render a report of the condition of the finances of the Corporation at each regular meeting of the Board of Directors and at such other times as shall he required, and shall make a full financial report at the annual meeting of the shareholders.

d) The Treasurer shall further perform all duties incident to the office of Treasurer of the Corporation, and shall perform such other duties as may he prescribed by the Board of Directors or the Chief Executive Officer.

Other Officers

Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

Section 6. Vacancies. All vacancies in any office shall be filled promptly by the Board of Directors, either at regular meetings or at a meeting specially called for that purpose.

Section 7. Compensation of officers. The officers shall receive such salary or compensation as may be fixed by the Board of Directors.

ARTICLE IV - SEAL

Section 1. Seal. The seal of the Corporation shall be as follows:

ARTICLE V- STOCK CERTIFICATES

Section 1. Certificates. The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the Chief Executive Officer, and by the Secretary or the Treasurer, and sealed with the seal of the Corporation or a facsimile. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

The certificates shall be numbered consecutively and in the order in which they are issued; they shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person to whom the shares represented by each such certificate are issued, the number and class or series of such shares, and the date of issue. Each certificate shall state the registered holder's name, the number and class of shares represented thereby, the date of issue, the par value of such shares, or that they are without par value.

Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any shareholder upon request a full statement of such restrictions.

Section 2. Subscriptions. Subscriptions to the shares shall be paid at such times and in such installments as the Board of Directors may determine. If default shall he made in the payment of any installment as required by such resolution. the Board may declare the shares and all previous payments thereon forfeited for the use of the Corporation. in the manner prescribed by statute.

Section 3. Transfer of shares. The shares of the Corporation shall be assignable and transferable only on the books and records of the Corporation by the registered owner, or by his duly authorized attorney, upon surrender of the certificate duly and properly endorsed with proper evidence of authority to transfer. The Corporation shall issue a new certificate for the shares surrendered to the person or persons entitled thereto.

Section 4. Return certificates. All certificates for shares changed or returned to the Corporation for transfer shall he marked by the Secretary "Cancelled," with the date of cancellation, and the transaction shall he immediately recorded in the certificate hook opposite the memorandum of their issue. The returned certificate may be inserted in the certificate hook.

Section 5. Lost, Stolen, or Destroyed Certificates. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

ARTICLE VI - BOOKS AND RECORDS

Section 1. Books and Records. This Corporation shall keep correct and complete hooks and records of accounts and shall keep minutes of the proceedings of its shareholders, hoard of directors and committees of directors.

This Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar. a record or its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

Section 2. Shareholders' Inspection Rights. Pursuant to §220(a)(1) of Delaware General Corporation Law, any record or beneficial holders of Corporation stock may inspect the hooks and records of the Corporation upon written demand stating the purpose thereof, and shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose. The Corporation shall grant the inspection of its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom within five (5) days of the demand.

Section 3. Financial Information. Not later than four (4) months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.

Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation. the Corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation in Delaware, shall he kept for at least five (5) years. and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

ARTICLE VI - DIVIDENDS

Section 1. Declaration of dividends. The Board of Directors at any regular or special meeting may declare dividends payable out of the surplus of the Corporation, whenever in the exercise of its discretion it may deem such declaration advisable, except when the Corporation is insolvent or when the payment thereof would render the corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation or Delaware General Corporation Law. Such dividends may be paid in cash, property, or shares of the Corporation, subject to the following provisions:

a)   Dividends in cash or property may be declared and paid, except as otherwise provided in this section. only out of the unreserved and unrestricted earned surplus of the corporation or out of capital surplus, howsoever arising but each dividend paid out of capital surplus, and the amount per share paid form such surplus shall he disclosed to the shareholders receiving the same concurrently with the distribution.
b)   Dividends may be declared and paid in the corporation's own treasury shares.
c)   Dividends may he declared and paid in the corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation upon the following conditions:
1)           If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.
2)            If a dividend is payable in shares without a par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared. and there shall he transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall he disclosed to the shareholders receiving such dividend concurrently with the payment thereof.
d)   No dividend payable in shares of any class shall he paid to the holders of shares of any other class unless the articles of incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to he made.
e)             A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the corporation shall not be construed to he a share dividend within the meaning of this section.

ARTICLE VII - BILLS, NOTES, ETC.

Section 1. Execution. All bills payable, notes, checks, drafts, warrants, or other negotiable instruments of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors shall from time to time by resolution direct.

No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft, or warrant, or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt or liability in the name and on behalf of the Corporation except as herein expressly prescribed and provided.

ARTICLE VIII - OFFICES

The principal office of the Corporation shall be located in the City of Wilmington, Delaware. The Board of Directors may change the location of the principal office of the Corporation and may, from time to time, designate other offices within or without the state as the business of the Corporation may require.

ARTICLE IX - AMENDMENTS

Section 1. Manner of amending. These Bylaws may be altered, amended, repealed. or added to by the affirmative vote of the holders of a majority of the shareholders entitled to vote in the election of any director at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each shareholder of record entitled to vote at such meeting at his last-known post office address at least ten days before the date of such annual or special meeting, which notice shall state the alterations, amendments, additions, or changes which are proposed to he made in such Bylaws. Only such changes shall be made as have been specified in the notice. The Bylaws may also he altered, amended, repealed, or new Bylaws adopted by a majority of the entire Board of Directors at a regular or special meeting of the Board. However, any Bylaws adopted by the Board may he altered, amended, or repealed by the shareholders.

ARTICLE X - WAIVER OF NOTICE

Section 1. Authority to waive notice. Whenever under the provisions of these Bylaws or of any statute any shareholder or director is entitled to notice of any regular or special meeting or of any action to be taken by the Corporation, such meeting may be held or such action may be taken without the giving of such notice, provided every shareholder or director entitled to such notice in writing waives the requirements of these Bylaws in respect thereto.

ARTICLE XI - PROVISIONS

Should any Article or provision in the Bylaws of this Corporation be found to be contrary to Delaware law, said item shall be considered null and void, just as if it had never appeared in these Bylaws, and it shall not affect the validity of any other Article, provision, or these Bylaws as a whole. In such an instance, the Article or provision shall be amended in the proper procedure to comply with applicable law.

End of Bylaws adopted by the Board of Directors.

/s/ Josh Morita
RPM Dental Inc.
Josh Morita, Director

Laura Justice
RPM Dental Inc.
Laura Justice, Director